Exhibit 10.6

NEGATIVE COVENANT AGREEMENT

This NEGATIVE COVENANT AGREEMENT (this “Agreement”) is entered into as of this 11th day of October, 2012 by and among VISTAGEN THERAPEUTICS, INC., a California corporation (the “California Subsidiary”), ARTEMIS NEUROSCIENCE, INC., a Maryland corporation (“Maryland Subsidiary”), PLATINUM LONG TERM GROWTH VII LLC, a Delaware limited liability company (the “Lender”), and VISTAGEN THERAPEUTICS, INC., a Nevada  corporation (the “Borrower”).

WHEREAS, on or about the date hereof, the Lender and the Borrower are entering into that certain Note Exchange and Purchase Agreement (as amended, restated, supplemented or otherwise modified, the “Purchase Agreement”), pursuant to which the Lender will extend credit to the Borrower;

WHEREAS, the California Subsidiary is wholly-owned by the Borrower, and the Maryland Subsidiary is wholly-owned by the California Subsidiary (unless otherwise stated herein, or the context otherwise requires, the California Subsidiary and the Maryland Subsidiary are hereinafter referred to as the “Subsidiaries”), and the extension of credit by the Lender to the Borrower will be beneficial to the Subsidiaries;

WHEREAS, pursuant to that certain Amended and Restated Security Agreement dated on or about the date hereof by and between the Borrower and the Lender (as amended, restated, supplemented or otherwise modified, the “Security Agreement”), the Borrower is granting to the Lender a security interest in all assets of the Borrower, including without limitation all equity interests in the Subsidiaries owned by the Borrower or the Maryland Subsidiary, as the case may be, to secure the payment and performance of all Obligations under and as defined in the Security Agreement; and

WHEREAS, the Lender would not enter into the Purchase Agreement and extend credit to the Borrower but for the execution and delivery of this Agreement by the Subsidiaries.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1
Defined Terms

Capitalized terms used herein and not otherwise defined shall have the meanings given in the Purchase Agreement.

As used herein, the following terms shall have the following meanings:

“General Intangibles” shall have the meaning given in the Security Agreement.

“Indebtedness” shall have the meaning given in the Purchase Agreement.

“Lien” means any lien, security interest, mortgage, charge, claim or other encumbrance of any kind.

“Obligations” shall have the meaning given to such term in the Security Agreement.

“Permitted Indebtedness” means (i) Indebtedness to the Lender or any affiliate of the Lender, (ii) Indebtedness set forth on Schedule 3.2 hereto in the amounts set forth on such schedule, (iii) debt incurred in the ordinary course of business in an amount not to exceed $50,000 in the aggregate for each Subsidiary, and (iv) accounts payable arising in the ordinary course of business that are otherwise converted into Indebtedness.

“Permitted Liens” means (a) Liens in favor of the Lender or an affiliate of the Lender, (b) Liens that are subordinate to the security interest of the Lender and/or an affiliate of the Lender under the terms of the Security Agreement and the IP Security Agreement and as evidenced by a subordination agreement in form and substance satisfactory to the Lender in the Lender’s sole and absolute discretion, and (c) with respect to the California Subsidiary, Liens evidenced by the following Uniform Commercial Code financing statements but only with respect to the collateral covered by such financing statements as of the date hereof: (i) financing statement number 07-7120780961 filed with the office of the California Secretary of State on July 10, 2007, (ii) financing statement number 07-7124255124 filed with the office of the California Secretary of State on August 6, 2007, and (iii) financing statement number 07-7139511387 filed with the office of the California Secretary of State on December 10, 2007.

Section 2
Covenants

For so long as any Obligations are outstanding, the Subsidiaries covenant and agree with the Lender as follows:

2.1	No Liens

The Subsidiaries shall not enter into, create, incur, assume or suffer to exist any Liens on or with respect to any of their assets now owned or hereafter acquired or any interest therein or any income or profits therefrom, other than Permitted Liens.  The Subsidiaries shall immediately notify the Lender in writing at the address for the Lender set forth in the Purchase Agreement if any person or entity other than the Lender takes any action to create, perfect and/or enforce any Lien on any assets of the Subsidiaries.

2.2	No Indebtedness

The Subsidiaries shall not enter into, create, incur, assume or suffer to exist any Indebtedness, other than Permitted Indebtedness.

2.3	No Merger; No Organizational Change

2.3.1
The Subsidiaries shall not (i) merge or consolidate with any person or entity (except as permitted below in Section 2.3.2) or sell or dispose of or transfer any of their assets (unless such sales, dispositions or transfers are to the Lender, or are otherwise in the ordinary course of business, consistent with past practice; provided, that, no Subsidiary may sell any of its patents, patent applications, trademarks, and/or trademark applications to any person or entity other than the Lender) or (ii) in any way or manner alter their organizational structure or effect a change of entity. The Subsidiaries shall notify the Lender in writing within ten (10) days of any change in the name of any Subsidiary and/or any change in the jurisdiction of any Subsidiary.

2.3.2
Notwithstanding Section 2.3.1 above, a Subsidiary may merge or consolidate with another person or entity if all of the following conditions are satisfied: (i) no Event of Default shall have occurred under and as defined in any Transaction Document; (ii) such Subsidiary shall be the surviving entity in any such transaction; and (iii) both before and after giving effect to such transaction, such Subsidiary and the Borrower will be in compliance with its and their obligations under the Transaction Documents (including without limitation the obligations of the California Subsidiary under the IP Security Agreement, and the obligations of the Subsidiaries hereunder).

2.4	Payment of Taxes, Etc.

The Subsidiaries shall promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Subsidiaries.

2.5	Corporate Existence

The Subsidiaries shall maintain in full force and effect their corporate existence, rights and franchises and all licenses and other rights to use property owned or possessed by them.

2.6	No Lien on IP

The Subsidiaries shall not, directly or indirectly, encumber or allow any Liens (other than Liens in favor of the Lender or an affiliate of the Lender) on any of their copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions, and continuations-in-part of the same, trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not, and the goodwill of the business of the Subsidiaries connected with and symbolized thereby, know-how, operating manuals, trade secret rights, rights to unpatented inventions, in each case whether now existing or hereafter arising or acquired, and any claims for damage by way of any past, present or future infringement of any of the foregoing.

2.7	No Asset Sales

The Subsidiaries shall not sell any of their assets to any person or entity other than to the Borrower, the Lender, or otherwise in the ordinary course of business, consistent with past practice; provided, that, no Subsidiary may sell any of its patents, patent applications, trademarks, and/or trademark applications to any person or entity other than the Lender

2.8	Maintenance of Assets

The Subsidiaries shall keep their properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all necessary and proper repairs, renewals, replacements, additions and improvements thereto. The Subsidiaries shall take all necessary actions to preserve and protect all rights of the Subsidiaries in all General Intangibles, whether now existing or hereafter arising or acquired, including without limitation: (a) the payment of fees to and the filing of documents with the United States Patent and Trademark Office; (b) the payment of fees due to licensors under license agreements; and (c) such other actions as shall be necessary to ensure compliance with their obligations under patent license agreements.

2.9	No New Subsidiaries

The Subsidiaries shall not create or acquire any subsidiaries.

2.10	Ownership of IP

The California Subsidiary shall not sell, convey, distribute, assign or otherwise transfer any assets to the Maryland Subsidiary. The California Subsidiary shall not permit the Maryland Subsidiary to acquire ownership of any patents, patent applications, trademarks, trademark applications, copyrights and/or copyright applications. All of the forgoing intellectual property shall be owned only by the Borrower and/or the California Subsidiary.

Section 3
Representations and Warranties

The Subsidiaries represent and warrant to the Lender that:

3.1	No Liens

There are no Liens that currently exist on any assets of the Subsidiaries, other than Permitted Liens, and the Subsidiaries have not entered into any agreement pursuant to which they have agreed to grant Liens on any of their assets to any person or entity.

3.2	No Indebtedness

The Subsidiaries do not currently have any Indebtedness, other than as set forth in Schedule 3.2 to this Agreement.

3.3	IP

The Maryland Subsidiary does not own any patents, patent applications, trademarks, trademark applications, copyrights and/or copyright applications.  The only rights in, to and under any patent and patent applications that the Maryland Subsidiary has are pursuant to license agreements under which the Maryland Subsidiary is a licensee.

Schedule 3.3 hereto contains a true, correct and complete list of all patents, patent applications, trademarks, trademark applications, copyrights and copyright applications owned by the Subsidiaries.

3.4	Legal, Valid and Binding Agreement; No Conflicts

The execution, delivery and performance by the Subsidiaries of this Agreement have been duly authorized by all necessary action on the part of the Subsidiaries and no further action is required.  This Agreement has been duly executed by the Subsidiaries.  This Agreement constitutes the legal, valid and binding obligation of the Subsidiaries, enforceable against the Subsidiaries in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization and similar laws of general application relating to or affecting the rights and remedies of creditors and by general principles of equity.

The execution, delivery and performance of this Agreement by the Subsidiaries does not (i) violate any of the provisions of the Articles of Incorporation or Bylaws of either of the Subsidiaries or any judgment, decree, order or award of any court, governmental body or arbitrator or any applicable law, rule or regulation applicable to the Subsidiaries or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing any of the Subsidiaries’ debt or otherwise) or other understanding to which any of the Subsidiaries is a party or by which any property or asset of any of the Subsidiaries is bound or affected.

Section 4
Covenants of Borrower

The Borrower covenants and agrees with the Lender that:

4.1	The Borrower shall not permit the Subsidiaries to take any action in contravention of this Agreement; and

4.2
The Borrower shall not, and shall not permit the California Subsidiary to, sell, convey, distribute, assign or otherwise transfer any assets to the Maryland Subsidiary. The Borrower shall not, and shall not allow the California Subsidiary to, permit the Maryland Subsidiary to acquire ownership of any patents, patent applications, trademarks, trademark applications, copyrights and/or copyright applications. All of the forgoing intellectual property shall be owned only by the Borrower and/or the California Subsidiary.

Section 5
Amendments

This Agreement may not be amended without the written consent of the parties hereto.

Section 6
Governing Law; Consent to Jurisdiction

This Agreement shall be governed by the laws of the state of New York, without regard to its conflict of laws rules. The Subsidiaries and the Borrower (i) hereby irrevocably submit to the exclusive jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in New York county for the purposes of any suit, action or proceeding arising out of or relating to this Agreement and (ii) hereby waive, and agree not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.  The parties hereto hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to this Agreement shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party.

[signature page follows]

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date first written above.

Subsidiaries:

California Subsidiary:

VISTAGEN THERAPEUTICS, INC.

By: /s/ Shawn K. Singh
Chief Executive Officer

Maryland Subsidiary:

ARTEMIS NEUROSCIENCE, INC.

By: /s/ Shawn K. Singh
Chief Executive Officer

Borrower:

VISTAGEN THERAPEUTICS, INC.

By: /s/ Shawn K. Singh
Chief Executive Officer

Lender:

PLATINUM LONG TERM GROWTH VII LLC

By: /s/ Joan Janczewski
Its Duly Authorized Agent

Schedule 3.2
Indebtedness of Subsidiaries

Indebtedness of California Subsidiary: see next page

Indebtedness of Maryland Subsidiary: none

Schedule 3.3
IP Owned by the Subsidiaries

IP Owned by California Subsidiary:

Patents and Patent Applications

Country	Title	Application Number Filing Date	Publication Number Publication Date	Parent	Inventors /Assignees	Status
US	Toxicity Typing Using Liver Stem Cells	11/445,733 06/01/2006	8,143,009 03/27/12 2007/0111195 05/17/2007	09/881,526 06/14/2001	Inventor: Snodgrass, H.R. Assignee: VistaGen Inc.	Issued
US	Toxicity Typing Using Liver Stem Cells	13/401,623 02/21/12	11/445,733 06/01/2006		Inventor: Snodgrass, H.R. Assignee: VistaGen Inc.	Pending
US	Pancreatic Endocrine Progenitor Cells Derived From Pluripotent Stem Cells	12/464,005 05/11/2009	2009/0280096 11/12/2009	61/052,155 05/09/2008 61/061,070 06/12/2008	Inventor: Kubo, A., Bonham, K, Stull, R. Snodgrass, H.R.	Pending

Trademarks and Trademark Applications

VISTAGEN                      US, Switzerland, Europe
VistaGen Therapeutics – use trademark, not registered, US

IP Owned by the Maryland Subsidiary: None